Registration No. 333-
=============================================================================

                  SECURITIES AND EXCHANGE COMMISSION
                       WASHINGTON, D.C.  20549

                               FORM S-3
                     REGISTRATION STATEMENT UNDER
                      THE SECURITIES ACT OF 1933

                  INDIANAPOLIS POWER & LIGHT COMPANY
        (Exact name of registrant as specified in its charter)
                    INDIANA                  35-0413620
(State or other jurisdiction of         (I.R.S. Employer Identification No.)
 incorporation or organization)

                         One Monument Circle
                            P.O. Box 1595
                  Indianapolis, Indiana  46206-1595
                            (317) 261-8261
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                            John R. Brehm
       Senior Vice President, Finance and Information Services
                  Indianapolis Power & Light Company
                         One Monument Circle
                            P.O. Box 1595
                  Indianapolis, Indiana  46206-1595
                            (317) 261-8261
      (Name, address, including zip code, and telephone number,
              including area code, of agent for service)

                              Copies to:
    Bryan G. Tabler, Esq.                     Helene R. Banks, Esq.
Indianapolis Power & Light Company            Cahill Gordon & Reindel
One Monument Circle                           80 Pine Street
P.O.  Box  1595                               New York, New York  10005-1702
Indianapolis, Indiana  46206-1595


     Approximate date of commencement of proposed sale to the public:
After the effective date of this Registration Statement, as determined by market conditions and other factors.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [__]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [__]

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [__]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [__]

                   CALCULATION OF REGISTRATION FEE

=============================================================================================================================
 Title of each class of   |     Amount to be      |      Proposed maximum    |    Proposed maximum    |    Amount of
   securities to be       |     registered        |      offering price      |    aggregate offering  |    registration fee
     registered           |                       |      per unit <F1>       |    price <F1>          |
-----------------------------------------------------------------------------------------------------------------------------
Cumulative Preferred      |     500,000 shares    |      $100                |    $50,000,000         |   $14,750.00
Stock, $100  Par Value    |                       |                          |                        |
==============================================================================================================================

    <F1>  Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(b).


     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

=============================================================================

Information contained herein is subject to completion or amendment. A Registration Statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the Registration Statement becomes effective. This
Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

     SUBJECT TO COMPLETION, DATED DECEMBER 18, 1997

                     500,000 Shares

           INDIANAPOLIS POWER & LIGHT COMPANY

       Cumulative Preferred Stock, $100 Par Value



     Indianapolis Power & Light Company (the "Company") intends from time to time to issue up to 500,000 shares of its Cumulative Preferred Stock, $100 par value (the
"New Preferred Stock") in one or more series, on terms to be determined when the agreement to sell is made or at the time or times of sale, as the case may be. There is no sinking fund for the purchase or redemption of shares and no right of conversion of shares into common or other junior stock of the Company. The designation, number of shares, dividend rate, payment dates, redemption prices, any listing on a national securities exchange, and any other terms of the New Preferred Stock, in respect of which this Prospectus is being delivered, will be set forth in a supplement to this Prospectus ("Prospectus
Supplement").  See also "Description of the New Preferred
Stock" herein.

     The New Preferred Stock may be sold directly by the Company or through agents designated from time to time or through underwriters or dealers which may include SBC
Warburg Dillon Read Inc., Merrill Lynch & Co., Inc. or which may be a group of underwriters represented by SBC
Warburg Dillon Read Inc., Merrill Lynch & Co., Inc. or other firms. If any agents of the Company or any underwriters are involved in any sale of the New
Preferred Stock in respect of which this Prospectus is being delivered, the names of such agents or underwriters, the principal amount, if any, to be purchased by the underwriters and the compensation, if any, of such underwriters or agents will be set forth in the Prospectus Supplement. See "Plan of Distribution" herein.

     Unless otherwise specified in a Prospectus
Supplement, each series of New Preferred Stock will be represented by one or more global certificates registered in the name of The Depository Trust Company ("DTC") or its nominee. Beneficial interests in the New Preferred
Stock will be shown on, and transfer thereof will be effected only through, records maintained by participants in DTC. Except as described herein or in a Prospectus
Supplement, New Preferred Stock in certificated form will not be issued in exchange for the global certificates.
See "Description of the New Preferred Stock - Book-Entry
Only" herein.

                    __________________


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY
   THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
    SECURITIES COMMISSION NOR HAS THE SECURITIES AND
 EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                    __________________


  The date of this Prospectus is _______________, 199__

                           2

No person has been authorized to give any information or to make any representations, other than those contained in this Prospectus, in connection with the offer contained herein, and if given or made, such information or representations must not be relied upon as having been authorized by the Company or any Underwriter. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction where, or to or from any person to whom, it is unlawful to make or solicit such offer. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create any implication that there has not been any change in the facts contained in or incorporated by reference in this Prospectus or in the affairs of the Company since the date hereof.


                  AVAILABLE INFORMATION

     Indianapolis Power & Light Company (the "Company") is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the
"Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports, information statements and other information filed by the Company may be inspected and copied at the public reference facilities maintained by the Commission at Room
1024, 450 Fifth Street, N.W., Judiciary Plaza,
Washington, D.C. 20549, and at the Commission's regional offices located at Northwestern Atrium Center, 500 West
Madison Street, Chicago, Illinois  60661, and 7 World
Trade Center, 13th Floor, New York, New York 10048; and copies of such material can also be obtained at prescribed rates from the Public Reference Section of the Commission at its principal office at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. The
Commission maintains a web site that contains reports, proxy and information statements and other information regarding registrants, like the Company, that file electronically with the Commission. The address of the Commission's web site is http://www.sec.gov.

     The Company has filed with the Commission a registration statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act of
1933, as amended (the "Act"). This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement.

                  ___________________


CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE
 IN TRANSACTIONS THAT STABILIZE, MAINTAIN, OR OTHERWISE
AFFECT THE PRICE OF THE SECURITIES OFFERED HEREBY.  SUCH
TRANSACTIONS MAY INCLUDE STABILIZING, THE PURCHASE OF THE
 SECURITIES OFFERED HEREBY TO COVER SHORT POSITIONS AND
  THE IMPOSITION OF PENALTY BIDS. SUCH STABILIZING, IF
   COMMENCED, MAY BE DISCONTINUED AT ANY TIME.  FOR A
      DESCRIPTION OF THESE ACTIVITIES, SEE "PLAN OF
                     DISTRIBUTION."

                  ____________________

        INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents previously filed with the Commission pursuant to the Exchange Act are incorporated by reference into this Prospectus:

     1. The Company's Annual Report on Form 10-K for the year ended December 31, 1996, including the financial statements;

                           3

     2.   The Company's Quarterly Reports on Form 10-
          Q for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997; and

     3. The Company's Current Report on Form 8-K dated November 12, 1997.

     All documents filed by the Company pursuant to Sections 13, 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the New Preferred Stock offered hereby shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents.

     The Company will provide without charge to each person to whom a copy of this Prospectus has been delivered, on the written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated in this Prospectus by reference, other than exhibits to such documents unless specifically incorporated by reference into such documents. Requests for such copies should be directed to Mr. Bryan G. Tabler, Senior Vice President, Secretary and General Counsel, Indianapolis Power & Light Company,
P.O. Box 1595, Indianapolis, Indiana 46206-1595, telephone (317) 261-5134.

        NOTE REGARDING FORWARD-LOOKING STATEMENTS

     This Prospectus and any Prospectus Supplement
(including the documents incorporated herein or therein by reference) contain statements that constitute forward-looking statements within the meaning of the Private
Securities Litigation Reform Act of 1995. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements to differ materially from the future results, performance or achievements expressed or implied in such forward-looking statements. The words
"anticipate," "believe," "estimate," "expect," "project,"
"objective" and similar expressions are intended to identify forward-looking statements.


                       THE COMPANY

    Indianapolis Power & Light Company (the "Company"), a
wholly owned subsidiary of IPALCO Enterprises, Inc.
("IPALCO"), is an operating public utility incorporated
under the laws of the State of Indiana on October 27,
1926.   The Company is engaged primarily in generating,
transmitting, distributing and selling electric energy in
the City of Indianapolis and neighboring cities, towns
and communities, and adjacent rural areas, all within the
State of Indiana, the most distant point being about
forty miles from Indianapolis.   It also produces,
distributes and sells steam within a limited area in such city. The principal executive offices of the Company and its parent corporation are located at One Monument
Circle, Indianapolis, Indiana 46204, and its telephone number is (317) 261-8261.


                           4

                   RECENT TRANSACTIONS

    On December 15, 1997, the Company redeemed all shares of its 6.0% and 8.20% Series Cumulative Preferred Stock at a price per share of $102 and $101, respectively, together with dividends accrued through the date of redemption.


                     USE OF PROCEEDS

    The  Company  expects to apply the net proceeds  from
the  sale of the New Preferred Stock offered to reimburse
its  treasury  for  the  costs associated  with  IPALCO's
tender  offer for the Company's preferred stock  and  the
redemption  of the Company's outstanding 6.0%  and  8.20%
Series Cumulative Preferred Stock, to repay unsecured promissory notes and for general corporate purposes.
Specific application of the proceeds will be set forth in a Prospectus Supplement.


       RATIO OF EARNINGS TO COMBINED FIXED CHARGES
              AND PREFERRED STOCK DIVIDENDS

     The following table set forth the ratio of earnings to combined fixed charges and preferred stock dividends of the Company for the periods indicated:

                                               Years Ended December 31,
                                        ====================================

                         Nine
                        Months
                        Ended
                        September
                        30, 1997        1996    1995    1994    1993    1992
                        ---------       ----    ----    ----    ----    ----
Ratio of Earnings to      5.82          4.46    3.75    3.90    4.17    3.86
Combined Fixed
Charges and Preferred
Stock Dividends<FN1>


<F1> For purposes of this ratio, earnings represent pre-tax income plus fixed charges. Fixed charges represent interest charges and the estimated interest portion of annual rentals.



         DESCRIPTION OF THE NEW PREFERRED STOCK

    The following is a brief summary of certain provisions of the Cumulative Preferred Stock (including the series of Cumulative Preferred Stock for which this Prospectus is being delivered (the "New Preferred
Stock")) contained in the Company's Amended Articles of Incorporation (the "Amended Articles"), in the proposed amendments to the Amended Articles establishing and designating the New Preferred Stock and in the Mortgage
(as defined below). Such summaries do not purport to be complete and are qualified in their entirety by reference to the above documents, which are filed as exhibits to the Registration Statement. References following the paragraphs below are to Sections of Articles 5, 6 and 7 of the Company's Amended Articles.

                             5

General

    The Company's authorized preferred stock consists of 2,000,000 shares of Cumulative Preferred Stock, par value
$100  per  share (the "Cumulative Preferred Stock"),  and
3,000,000 shares of Variable Class Preferred Stock, with a par value to be established by the Board of Directors in accordance with the Amended Articles (the "Variable
Class  Preferred  Stock") (Article 5).  On  December  16,
1997, 91,353 shares of Cumulative Preferred Stock were outstanding and no shares of Variable Class Preferred
Stock were outstanding.

    The  Cumulative Preferred Stock ranks senior  to  the
Company's  common  stock, no par value ("Common  Stock"),
all  shares of which are owned directly by the  Company's
parent,  IPALCO,  with respect to dividends  and  assets.
The  Cumulative Preferred Stock is issuable from time  to
time  in one or more series of equal rank, including  the
New  Preferred  Stock,  with  such  serial  designations,
dividend rates, redemption prices, voluntary liquidation
preference  prices,  sinking fund provisions,  conversion
rights,  and  maximum number of shares as  the  Board  of
Directors  may  determine  (Article  6,  Subdivision   A,
Sections 2, 3 and 4).

Dividend Rights

    The  holders  of each series of Cumulative  Preferred
Stock are entitled to receive cumulative cash dividends, when and as declared by the Board of Directors, at the rates determined for the respective series, before any dividends may be declared or paid on the Common Stock.
Dividends on the New Preferred Stock will be payable at the annual rate per share set forth in the accompanying
Prospectus Supplement on the first day of January, April, July and October in each year, commencing on the date set forth in the Prospectus Supplement, and such dividends will be cumulative from the date of initial issuance of the New Preferred Stock. (Article 6, Subdivision A,
Section 4(a)).

Restrictions on Dividends and Distributions

    So  long as any of the several series of bonds of the
Company  issued under the Mortgage and Deed of Trust,  as
supplemented  and modified, executed by  the  Company  to
American  National Bank and Trust Company of Chicago,  as
Trustee,  dated  May  1,  1940 (the  "Mortgage"),  remain
outstanding, the Company is restricted in the declaration
and payment of dividends, or other distribution on shares
of  its  capital stock or the purchase or  redemption  of
such  shares,  to  the aggregate of its  net  income,  as
defined  in  Section  47 of the Mortgage,  available  for
dividends after December 31, 1939.  Such restrictions  do
not apply to the declaration or payment of dividends upon
any shares of capital stock of any class to an amount  in
the  aggregate  not in excess of $1,107,155,  or  to  the
application to the purchase or redemption of  any  shares
of capital stock of any class of amounts not to exceed in
the  aggregate the net proceeds received by  the  Company
from  the sale of any shares of its capital stock of  any
class  subsequent to December 31, 1939.  The amount which
these  provisions  would have permitted  the  Company  to
declare  and  pay  as  dividends  at  December  31,  1996
exceeded retained earnings at that date.

                            6

Voting Rights

    The  Company  currently has two  classes  of  capital
stock  outstanding, Cumulative Preferred Stock and Common
Stock.  The holders of the Cumulative Preferred Stock are
entitled to two votes and the holders of the Common Stock
are  entitled to one vote for each share held by them for
the  election  of  directors and on  all  other  matters,
except as otherwise provided by the Amended Articles,  as
in  effect, or hereafter amended, and except that certain
corporate actions enumerated in the Amended Articles  may
not  be taken without the affirmative vote of the holders
of   certain  specified  percentages  of  the  Cumulative
Preferred  Stock voting separately as a class.   (Article
6,  Subdivision A, Section 4(d), (e), (f) and Article  7,
Sections 1 and 2)

    If  and  when  dividends payable on  the  outstanding
Cumulative Preferred Stock shall be in default in an amount equivalent to four full quarter-yearly dividends, the holders of all shares thereof, voting separately as a class, will be entitled to elect at annual meetings of stockholders for the election of directors, until such default shall have been remedied, the smallest number of directors necessary to constitute a majority of the full board, and the holders of Common Stock, voting separately as a class, shall be entitled to elect the remaining directors. (Article 7, Section 2)


Liquidation Rights

    Upon   any  voluntary  liquidation,  dissolution   or
winding-up of the Company the Cumulative Preferred  Stock
of  each series shall be entitled before any distribution
shall  be made to the holders of the Common Stock, to  be
paid only the full preferential amount fixed by the Board
of  Directors  for  such series, and,  in  the  event  of
involuntary liquidation, dissolution or winding-up of the
Company,  the Cumulative Preferred Stock of  each  series
shall  be  entitled to be paid only the sum of  $100  per
share,  in  each case, plus dividends accrued and  unpaid
thereon.   If  upon any such liquidation, dissolution  or
winding-up of the Company, the assets distributable among
the  holders of the Cumulative Preferred Stock  shall  be
insufficient  to  permit  the payment  in  full  to  such
holders  of the preferential amounts aforesaid, then  the
entire  assets of the Company shall be distributed  among
the  holders  of  the  Cumulative  Preferred  Stock  then
outstanding,   ratably   in  proportion   to   the   full
preferential  amounts  to  which  they  are  respectively
entitled  (Article 6, Subdivision A, Section 4(b)).   The
voluntary  liquidation preference of  the  New  Preferred
Stock shall be the redemption price per share in effect at the time of such liquidation as fixed by the Board of Directors.

Sinking Fund, Preemptive and Conversion Rights

    No  outstanding  series of the  Cumulative  Preferred
Stock, including the New Preferred Stock, has sinking fund provisions, preemptive rights or conversion rights.

                             7

Redemption Provisions

    The Company, by action of its Board of Directors, may
redeem  the whole or any part of the Cumulative Preferred
Stock  at  any time or from time to time (if in part,  by
lot or in such other manner as the Board of Directors may
determine), at a price for each series thereof  equal  to
the  par value thereof, plus a premium of such additional
amount per share, if any, as shall have been fixed to  be
payable  in case of redemption in respect of such series,
together with the amount of all dividends accrued  or  in
arrears thereon to the date fixed for redemption upon not
less  than 30 days nor more than 90 days notice  by  mail
(Article  6, Subdivision A, Section 4(c)).  The right  of
the Company to redeem the Cumulative Preferred Stock will
be  subject  to  the  restrictions set  forth  under  the
caption  "Restrictions  on Dividends  and  Distributions"
above.   The  New  Preferred Stock  will  be  subject  to
redemption  at  the  prices set  forth  in  a  Prospectus
Supplement, and may not be redeemed prior to the date specified in a Prospectus Supplement.

Liability to Assessment

    The shares of the Cumulative Preferred Stock now issued and outstanding are, and the New Preferred Stock when issued will be, fully paid and non-assessable and will not be liable to further calls or assessments.

Transfer Agent and Registrar

    Transfer  Agent and Registrar for the  New  Preferred
Stock  will  be  the  Company  through  its  Shareholders
Services     Division    and    Treasury    Organization,
respectively.

Book-Entry Only

    Unless otherwise set forth in a Prospectus Supplement
with  respect to the New Preferred Stock, the  Depository
Trust  Company ("DTC"), New York, New York, will  act  as
securities  depository for the New Preferred Stock.   The
New  Preferred  Stock will be issued as  fully-registered
securities  registered in the name of Cede & Co.   (DTC's
partnership nominee). One fully-registered New  Preferred
Stock  certificate will be issued for the  New  Preferred
Stock of each series, in the aggregate principal amount of such issue, and will be deposited with DTC.

    DTC  is  a  limited-purpose trust  company  organized
under  the New York Banking Law, a "banking organization"
within  the meaning of the New York Banking Law, a member
of  the  Federal Reserve System, a "clearing corporation"
within  the  meaning  of the New York Uniform  Commercial
Code  and a "clearing agency" registered pursuant to  the
provisions of Section 17A of the Exchange Act.  DTC holds
securities that its participants ("Participants") deposit
with  DTC.   DTC  also facilitates the  settlement  among
Participants   of   securities  transactions,   such   as
transfers  and  pledges, in deposited securities  through
electronic    computerized    book-entry    changes    in
Participants' accounts, thereby eliminating the need  for
physical  movement  of  securities certificates.   Direct
Participants ("Direct Participants") include securities brokers and dealers, banks, trust companies, clearing corporations and

                             8

certain other organizations.   DTC  is owned  by a number
of its Direct Participants and by  the New   York  Stock
Exchange,  Inc.,  the  American  Stock Exchange, Inc. and
the National Association of Securities Dealers, Inc.
Access to the DTC system is also available to  others such
as securities brokers and dealers,  banks and  trust
companies that clear through  or  maintain  a
custodial relationship with a Direct Participant,  either
directly  or  indirectly ("Indirect Participants").   The
Rules applicable to DTC and its Participants are on file with the Commission.

    Purchases  of the New Preferred Stock under  the  DTC
system  must  be made by or through Direct  Participants,
which  will receive a credit for the New Preferred  Stock
on  DTC's records.  The ownership interest of each actual
purchaser of the New Preferred Stock ("Beneficial Owner")
is  in  turn  to be recorded on the Direct  and  Indirect
Participants' records. Beneficial Owners will not receive
written  confirmation  from DTC of  their  purchase,  but
Beneficial   Owners  are  expected  to  receive   written
confirmations  providing details of the  transaction,  as
well  as periodic statements of their holdings, from  the
Direct   or   Indirect  Participant  through  which   the
Beneficial Owner entered into the transaction.  Transfers
of  Ownership interests in the New Preferred Stock are to
be   accomplished  by  entries  made  on  the  books   of
Participants  acting  on  behalf  of  Beneficial  Owners.
Beneficial   Owners   will   not   receive   certificates
representing  their  ownership  interests  in   the   New
Preferred Stock, except in the event that use of the book-entry system for the New Preferred Stock is discontinued.

    To facilitate subsequent transfers, all New Preferred
Stock deposited by Participants with DTC is registered in
the  name of DTC's partnership nominee, Cede &  Co.   The
deposit  of  the  New Preferred Stock with  DTC  and  its
registration in the name of Cede & Co. effects no  change
in  beneficial  ownership.  DTC has no knowledge  of  the
actual  Beneficial  Owners of the  New  Preferred  Stock;
DTC's  records  reflect only the identity of  the  Direct
Participants  to whose accounts such New Preferred  Stock
is  credited,  which  may or may not  be  the  Beneficial
Owners.   The  Participants will remain  responsible  for
keeping account of their holdings on behalf of their customers.

    Conveyance of notices and other communications by DTC
to   Direct  Participants,  by  Direct  Participants   to
Indirect  Participants,  and by Direct  Participants  and
Indirect Participants to Beneficial Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

    Redemption notices shall be sent to Cede  &  Co.   If
less than all of the New Preferred Stock is being redeemed, DTC's practice is to determine by lot the amount of the interest of each Direct Participant in the New Preferred Stock to be redeemed.

    Neither DTC nor Cede & Co. will consent or vote with respect to the New Preferred Stock. Under its usual procedures, DTC mails an Omnibus Proxy to the issuer of securities deposited with DTC as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

                             9

    Dividend payments on the New Preferred Stock will  be
made   to  DTC.   DTC's  practice  is  to  credit  Direct
Participants' accounts on payable date in accordance with
their  respective holdings shown on DTC's records  unless
DTC  has  reason  to  believe that it  will  not  receive
payment  on  payable date.  Payments by  Participants  to
Beneficial   Owners   will  be   governed   by   standing
instructions and customary practices, as is the case with
securities held for the accounts of customers  in  bearer
form  or  registered in "street name," and  will  be  the
responsibility of such Participant and not of DTC or  the
Company,   subject   to  any  statutory   or   regulatory
requirements  as  may be in effect  from  time  to  time.
Payment of dividends to DTC is the responsibility of  the
Company,   disbursement  of  such  payments   to   Direct
Participants shall be the responsibility of DTC and disbursement of such payments to the Beneficial Owners shall be the responsibility of Direct and Indirect
Participants.

    DTC   may  discontinue  providing  its  services   as
securities  depository with respect to the New  Preferred
Stock at any time by giving reasonable notice to the Company. Under such circumstances, in the event that a successor securities depository is not obtained, the New
Preferred Stock certificates are required to be printed and delivered.

    The  Company  may decide to discontinue  use  of  the
system  of  book-entry  transfers  through  DTC   (or   a
successor securities depository).  In that event, the New
Preferred   Stock  certificates  will  be   printed   and
delivered.

    The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Company believes to be reliable, but the Company takes no responsibility for the accuracy thereof.


                  PLAN OF DISTRIBUTION

    The  Company may sell the New Preferred Stock in  any
of three ways:  (i) through underwriters or dealers; (ii)
directly to a limited number of purchasers or to a single
purchaser;  or  (iii)  through agents.   However,  it  is
expected that the New Preferred Stock will be sold to SBC
Warburg  Dillon Read Inc. and Merrill Lynch & Co.,  Inc.,
or  to  an  underwriting syndicate  represented  by  such
firms,  for  public offering.  The Prospectus  Supplement
with  respect to the New Preferred Stock will  set  forth
the terms of the offering, including the name or names of
any  underwriters, the initial public offering price  and
the   proceeds  to  the  Company  from  such  sale,   any
underwriting   discounts  and  other  items  constituting
underwriters'   compensation,  and   any   discounts   or
concessions allowed or reallowed or paid to dealers. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

    If  underwriters  are  used  in  the  sale,  the  New
Preferred Stock will be acquired by the underwriters  for
their own account and may be resold from time to time  in
one    or   more   transactions,   including   negotiated
transactions, at a fixed public offering price or at varying prices determined at the time of sale. The New
Preferred  Stock  may  be offered to  the  public

                             10

either through underwriting syndicates represented by one
or more managing underwriters or directly by one or more
underwriters.   The  underwriter  or  underwriters   with
respect  to  a  particular underwritten offering  of  New
Preferred   Stock  will  be  named  in   the   Prospectus
Supplement   relating  to  such  offering  and,   if   an
underwriting syndicate is used, the managing underwriter or underwriters will be set forth on the cover page of such Prospectus Supplement. Unless otherwise set forth in the Prospectus Supplement, the obligations of the underwriters to purchase the New Preferred Stock will be subject to certain conditions precedent, the underwriters will be obligated to purchase all shares of the New
Preferred Stock if any are purchased and the Company will have agreed to indemnify the underwriters against certain civil liabilities including liabilities under the Act.

    If shares of the New Preferred Stock are sold directly by the Company or through agents designated by the Company from time to time, any agent involved in the offer or sale of the New Preferred Stock in respect of which this Prospectus is delivered will be named, and any commissions payable by the Company to such agent will be set forth, in the Prospectus Supplement relating thereto.
Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

     In connection with the offering of the New Preferred
Stock,  certain persons participating in the offering  of
the  New Preferred Stock may engage in transactions  that
stabilize, maintain or otherwise affect the price of  the
New  Preferred Stock.  Specifically, the underwriters may
bid  for  and  purchase New Preferred Stock in  the  open
market  to  stabilize  the  New  Preferred  Stock.    The
underwriters may also overallot the offering of  the  New
Preferred Stock, creating a syndicate short position.  In
addition,  the underwriters may bid for and purchase  the
New  Preferred  Stock in market making  transactions  and
impose  penalty bids.  These activities may stabilize  or
maintain  the  market  price of the New  Preferred  Stock
above  market  levels that might otherwise prevail.   The
underwriters  are  not  required  to  engage   in   these
activities, and may end these activities at any time.


                         EXPERTS

    The   financial  statements  incorporated   in   this
Prospectus by reference from the Company's Annual  Report
on  Form  10-K for the year ended December 31, 1996  have
been  audited  by  Deloitte  &  Touche  LLP,  independent
auditors,   as   stated  in  their   report,   which   is
incorporated  herein  by  reference,  and  has  been   so
incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

    The  statements  as  to  matters  of  law  and  legal
conclusions  under the caption "Description  of  the  New
Preferred  Stock" have been reviewed by Bryan G.  Tabler,
Senior  Vice President, Secretary and General Counsel  of
the  Company,  and  are  made on his  authority.   As  of
December  1,  1997,  Mr. Tabler owned  15,699  shares  of
IPALCO's  common  stock  and has an  option  to  purchase
45,000  additional shares which is currently exercisable.
Mr. Tabler is acquiring additional shares of IPALCO's common stock at regular intervals through the Company's
Employees' Thrift Plan and through IPALCO's dividend reinvestment plan.

                             11

                         LEGAL OPINIONS

    The  legality  of  the New Preferred  Stock  will  be
passed  upon  for the Company by Bryan G. Tabler,  Senior
Vice  President,  Secretary and General  Counsel  of  the
Company,  and  for the underwriters by  Cahill  Gordon  &
Reindel   (a   partnership   including   a   professional
corporation), 80 Pine Street, New York, NY  10005-1702.

                             12

                         PART II

         Information Not Required in Prospectus

Item 14.  Other Expenses of Issuance and Distribution.

    The following table sets forth the expenses to be incurred in connection with the issuance and distribution of the securities being registered. All amounts shown are estimates, except the registration fee.

    Securities and Exchange Commission
        Registration Fee. . . . . . . . . . . . .  $14,750
    Rating Agency Fees. . . . . . . . . . . . . .  $15,000*
    Fees and Expenses of Accountants. . . . . . .   10,000*
    Fees and Expenses of Counsel. . . . . . . . .   15,000*
    Blue Sky and Legal Investment
       Fees and Expenses. . . . . . . . . . . . .    5,000*
    Printing Expenses . . . . . . . . . . . . . .    5,000*
    Miscellaneous . . . . . . . . . . . . . . . .    5,000*
                                                    ------

                 Total. . . . . . . . . . . . . . . $69,750*
                                                    =======
*   Estimated

Item 15.  Indemnification of Directors and Officers.

    The   following  discussion  of  the  indemnification
provisions  of  the  Indiana  Business  Corporation   Law
(Indiana Code '23-1-37) (the "Law"), which applies to the
Company, is a summary, is not meant to be complete, and is qualified in its entirety by reference to the Law.

    The  Law  provides  indemnity for  present  and  past
directors, officers, employees and agents of the  Company
and  of other entities including partnerships, trusts and
employee  benefit plans who serve in such  capacities  at
the  request of the Company, against obligations  to  pay
judgments,  settlements, penalties, fines and  reasonable
expenses  including attorneys' fees,  as  the  result  of
threatened,  pending  or  completed  actions,  suits   or
proceedings,  whether criminal, civil, administrative  or
investigations  to  which they  are  parties,  if  it  is
determined  by  a  majority of  uninvolved  directors,  a
committee  of  the board of directors or special  counsel
selected  by  the board of directors that they  acted  in
good faith and they reasonably believed their conduct  in
their  official  capacity  was  in  the  Company's   best
interests  or  if such conduct was not in their  official
capacity,  that the same was not opposed to the Company's
best interests, and that in criminal proceedings they had
reasonable cause to believe their conduct was  lawful  or
that it was not unlawful.  The Law provides for mandatory
indemnification   for  directors  and  officers   against
reasonable   expenses  incurred  if  they   were   wholly
successful  in  the  defense of  such  proceeding.   Also
termination of a proceeding by judgment, settlement or like disposition is not determinative that the director, officer, employee or agent did not meet

                           II-1

the standard of conduct set forth in the Law. The indemnity
provided by the Law may be enforced in court and provision
is made for advancement of expenses.  The Law also permits
the Company to insure its  liability  on  behalf  of   the
directors,  officers, employees and agents so indemnified
and  the  Law  does  not  exclude  any  other  rights  in
indemnification and advancement of expenses  provided  in
the  Company's Amended Articles of Incorporation, By-Laws
or   resolutions  of  its  board  of  directors  or   its
shareholders.

    Article  12,  Section  9 of the Amended  Articles  of
Incorporation of the Company provides as follows:

        "The Company may indemnify any director or officer, or former director or officer, of the Company, or any person who may serve at its request as a director or officer of another corporation in which it owns shares or of which it is a creditor, against expenses actually and reasonably incurred by him in connection with the defense of any action, suit or proceeding, civil or criminal, in which he is made a party by reason of being or having been such director or officer, or against judgments, fines, penalties, court costs and attorney's fees, or reasonable amounts paid by him in settlement in connection with any such action, suit or proceeding, if he has acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company, or, in respect to any criminal action or proceeding, if he had no reasonable cause to believe his conduct was unlawful; provided that no such director or officer shall be so indemnified in relation to matters as to which he shall be adjudged in any such action, suit or proceeding to be liable for negligence or misconduct in the performance of duty.

        "The  termination  of  any  action,  suit  or
    proceeding by settlement, or upon a plea of  nolo
    contendere,  or  its equivalent,  shall  not,  of
    itself, create a presumption that the director or
    officer  involved therein did  not  act  in  good
    faith   and  in  a  manner  which  he  reasonably
    believed  to be in, or not opposed to,  the  best
    interests of the Company, or, in respect  to  any
    criminal  action  or  proceeding,  that  he   had
    reasonable cause to believe his conduct was unlawful.

        "Any  indemnification shall be  made  by  the
    Company  only  as authorized in a  specific  case
    upon  the  determination that indemnification  of
    the   director  or  officer  is  proper  in   the
    circumstances  because he has met the  applicable
    standard  of  conduct set forth in this  section.
    Such determination shall be made by the Board  of
    Directors  by  a  majority  vote  of   a   quorum
    consisting  of directors who were not parties  to
    such  action, suit or proceeding, or  if  such  a
    quorum  is  not  obtainable, or if  a  quorum  of
    disinterested    directors   so    directs,    by
    independent legal counsel in a written opinion.

        "Any  such  indemnification of a director  or
    officer  shall  not be deemed  exclusive  of  any
    other  rights  to which he may be entitled  as  a
    matter  of  law or under any other  provision  of
    these  Amended  Articles, or any  resolution,  or
    other   authorization  heretofore  or   hereafter
    adopted, after notice, by a majority vote of

                           II-2

    all the voting shares of the Company then issued and outstanding."

    The  Company   has   insured  its  liability   where
indemnification of its directors and officers  is  proper
under  the  above  provision of its Amended  Articles  of
Incorporation  up  to an aggregate of $35,000,000.   This
policy  also provides coverage for directors and officers
in   cases   where   the   Company   does   not   provide
indemnification.

Item 16.  List of Exhibits.

    Exhibits  required to be filed with this Registration
Statement  are  listed  in the following  Exhibit  Index.
Certain of such exhibits which have previously been filed with the Commission and which are designated by reference to their exhibit numbers in prior filings are hereby incorporated by reference and made a part hereof.

Item 17.  Undertakings.

    (a)  The undersigned registrant hereby undertakes (1)
to  file, during any period in which offers or sales  are
being   made,   a   post-effective   amendment   to   the
Registration  Statement  (i) to  include  any  prospectus
required  by  section 10(a)(3) of the Securities  Act  of
1933;  (ii)  to reflect in the prospectus  any  facts  or
events   arising  after  the  effective   date   of   the
Registration Statement (or the most recent post-effective
amendment   thereof)  which,  individually  or   in   the
aggregate,   represent  a  fundamental  change   in   the
information  set  forth  in the  Registration  Statement;
(iii) to include any material information with respect to
the  plan of distribution not previously disclosed in the
Registration  Statement or any material  change  to  such
information  in  the  Registration  Statement;  provided,
however,  that clauses (a)(1)(i) and (a)(1)(ii)  of  this
Section  do not apply if the information required  to  be
included  in a post-effective amendment by those  clauses
is  contained in periodic reports filed with or furnished
to  the  Commission by the registrant pursuant to Section
13  or  Section 15(d) of the Securities Exchange  Act  of
1934   that   are  incorporated  by  reference   in   the
Registration Statement; (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities
Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           II-3

       (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                           II-4

                       SIGNATURES

    Pursuant to the requirements of the Securities Act of
1933,  the  Company  certifies  that  it  has  reasonable
grounds  to believe that it meets all of the requirements
for   filing  on  Form  S-3  and  has  duly  caused  this
registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Indianapolis, State of Indiana, on December 18, 1997.

                      INDIANAPOLIS POWER & LIGHT COMPANY


                      By /s/ John R. Hodowal
                             John R. Hodowal, Chairman
                             of the Board and Chief Executive
                             Officer

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

    Signature                       Title                    Date

(1) Principal Executive
    Officer:


  /s/ John R. Hodowal          Chairman of the Board       December 18, 1997
      John R. Hodowal           and Chief Executive
                                Officer


(2) Principal Financial
    Officer:


    /s/ John R. Brehm           Senior Vice President -    December 18, 1997
        John R. Brehm            Finance and Information
                                 Services


(3) Principal Accounting
    Officer:


    /s/ Stephen J. Plunkett     Controller                 December 18, 1997
        Stephen J. Plunkett


(4) A majority of the Board of Directors:

    *Joseph D. Barnette, Jr.            Director

    *Robert A. Borns                    Director

    *Mitchell E. Daniels, Jr.           Director


                                         II-5


    *Otto N. Frenzel III                Director

    *Earl B. Herr, Jr.                  Director

    *John R. Hodowal                    Director

    *Ramon L. Humke                     Director           December 18, 1997

    *Sam H. Jones                       Director

    *Andre B. Lacy                      Director

    *Michael S. Maurer                  Director

    *Sallie W. Rowland                  Director

    *Thomas H. Sams                     Director




*By:  /s/ Bryan G. Tabler
          Bryan G. Tabler, Attorney-in-Fact

                                      II-6



                              EXHIBIT INDEX
                                                                    Page

Exhibit 1            Copy of Underwriting Agreement Basic
                     Provisions.  A Terms Agreement with
                     respect to each particular offering
                     of Cumulative Preferred Stock
                     registered hereunder will be filed
                     as an exhibit to a Current Report on
                     Form 8-K and incorporated therein by
                     reference

Exhibit 3(a) Copy of Amended Articles of Incorporation, as amended.

Exhibit 3(b) Articles of Amendment designating series and stating the preferences, limitations and relative rights of the New Preferred Stock will be filed as an exhibit to a Current Report on Form 8-K and incorporated therein by reference.

Exhibit 4(a)* Copy of Mortgage and Deed of Trust, dated as of May 1, 1940, between the Company and American National Bank and Trust Company of Chicago, Trustee, as Supplemented and modified by 42 Supplemental Indentures

                     Exhibits D in File No. 2-4396; B-1 in
                     File  No. 2-6210; 7-C in File No.  2-
                     7944; 7-D in File No. 2-72944; 7-E in
                     File  No. 2-8106; 7-F in File No.  2-
                     8749; 7-G in File No. 2-8749; 4-Q  in
                     File No. 2-10052; 2-I in File No.  2-
                     12488;  2-J in File No. 2-13903;  2-K
                     in  File No. 2-22553; 2-L in File No.
                     2-24581; 2-M in File No. 2-26156; 4-D
                     in File No. 2-6884; 2-D in File No. 2-
                     38332;  Exhibit  A to  Form  8-K  for
                     October 1970; Exhibit 2-F in File No.
                     2-47162; 2-F in File No. 2-50260; 2-G
                     in  File No. 2-50260; 2-F in File No.
                     2-53541; 2-E in File No. 2-55154; 2-E
                     in  File No. 2-60819; 2-F in File No.
                     2-60819;  2-G  in File  No.  2-60819;
                     Exhibit  A  to  Form  10-Q  for   the
                     quarter ended 9-30-78 in File No.  1-
                     3132;   13-4  in  File  No.  2-73213;
                     Exhibit 4 in File No. 2-93092.   Copy
                     of   Twenty-Eighth  and  Twenty-Ninth
                     Supplemental Indentures dated  as  of
                     November  1,  1983  and  December  1,
                     1984,  respectively.  (Form 10-K  for
                     the  year ended 12-31-84.)   Copy  of
                     Thirtieth    Supplemental   Indenture
                     dated as of September 1, 1985.  (Form
                     10-K  for  the year ended  12-31-85.)
                     Copy   of  Thirty-First  Supplemental
                     Indenture  dated  as  of  October  1,
                     1986.   (Form 10-K for the year ended
                     12-31-86).    Copy  of  Thirty-Second
                     Supplemental Indenture  dated  as  of
                     June  1,  1989.  (Form 10-Q  for  the
                     quarter  ended  6-30-89).   Copy   of
                     Thirty-Third  Supplemental  Indenture
                     dated as of August 1, 1989.  (Form 10-
                     K for the year ended 12-31-89).  Copy
                     of     Thirty-Fourth     Supplemental
                     Indenture  dated as  of  October  15,
                     1991.   (Form 10-K for the year ended
                     12/31/91).    Copy  of   Thirty-Fifth
                     Supplemental Indenture  dated  as  of
                     August  1, 1992.  (Form 10-K for  the
                     year ended 12/31/92).  Copy of Thirty-
                     Sixth,   Thirty-Seventh  and  Thirty-
                     Eighth Supplemental Indentures  dated
                     as  of April 1, 1993, October 1, 1993
                     and  October  1, 1993,  respectively.
                     (Form  10-Q  for quarter ended  9-30-
                     93).    Copy   of  Thirty-Ninth   and
                     Fortieth    Supplemental   Indentures
                     dated  as of February 1, 1994.  (Form
                     8-K dated January 25, 1994)  Copy  of
                     Fortieth-First Supplemental Indenture
                     dated  as of January 15, 1995.  (Form
                     10-K  for  the year ended  12/31/94).
                     Copy  of Fortieth-Second Supplemental
                     Indenture  dated  as  of  October  1,
                     1995.   (Form 10-K for the year ended
                     12/31/95).

Exhibit 4(b)         Form  of New Preferred  Stock
                     Certificate

Exhibit 5            Opinion  of  Bryan  G.  Tabler,
                     Senior Vice President, Secretary  and
                     General Counsel of the Company,  with
                     respect  to  the  legality   of   the
                     securities registered hereunder

Exhibit 12           Statements regarding computation of
                     ratios

Exhibit  23(a)       Consent of  Deloitte &  Touche LLP

Exhibit 23(b)        Consent of Bryan  G.  Tabler,
                     Senior Vice President, Secretary  and
                     General   Counsel  of   the   Company
                     (contained  in  opinion  of   counsel
                     filed as Exhibit 5)

Exhibit 24           Powers  of  Attorney  executed  by
                     directors   on  whose   behalf   this
                     Registration Statement was signed


--------------------------
*Incorporated by Reference

                                     E-1